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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-28099 of Camden Property Trust on Form S-3 of our reports dated February 21, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                                     /s/ Deloitte & Touche LLP



Deloitte & Touche LLP
Houston, Texas
August 21, 1997